UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Blue Sky Dr., Suite 101 Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 4, 2025 (the “Closing Date”), Myomo, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”), with Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”) and Avenue Venture Opportunities Fund II, L.P., as a lender (the “Lender”). Also on November 4, 2025, the Company entered into a Supplement to the Loan and Security Agreement (the “Supplement” and together with the Loan and Security Agreement, the “Loan Agreement”) with the Agent and the Lender.

The Loan Agreement provides for committed term loans in an aggregate principal amount of up to $17.5 million with (a) $12.5 million funded on the Closing Date (“Tranche 1”) and (b) up to $5.0 million to be funded at any time between November 4, 2026 and May 4, 2027, so long as no default or event of default has occurred and is continuing. Upon the mutual agreement of the Company and the Lender, the Lender may make additional term loans of up to an additional $10.0 million (the “Discretionary Tranche 3” and collectively with Tranche 1 and Tranche 2, the “Loans”), to be funded between January 1, 2027 and December 31, 2027, as the Company and the Lenders may mutually agree. The Loans bear interest at an annual rate equal to the sum of 4.75% and the prime rate as reported in The Wall Street Journal, subject to a prime floor equal to The Wall Street Journal prime rate on Closing Date. The maturity date of the Loans is June 1, 2029 (the “Maturity Date”).

The Company will make interest only payments on the Loans until the 18-month anniversary of the Closing Date, subject to a 6-month extension if the funding of Tranche 2 has occurred. The Loan principal is repayable in equal monthly installments from the end of interest only period to the Maturity Date.

The Company may, at its option at any time, prepay the Loans in their entirety by paying the then outstanding principal balance and all accrued and unpaid interest on the Loans, subject to a prepayment fee equal to(i) 3.0% of the principal amount outstanding if the prepayment occurs on or prior to the first anniversary following the Closing Date, (ii) 2.0% of the principal amount outstanding if the prepayment occurs after the first anniversary following the Closing Date, but on or prior to the second anniversary following the Closing Date, and (iii) 1.0% of the principal amount outstanding if the prepayment occurs after the second anniversary following the Closing Date. A final payment fee of 3.25% of the principal amount of the Loans (subject to certain reductions), is also due upon the Maturity Date or earlier date of prepayment of the Loans. The Loan is secured by a lien upon and security interest in all of the Company’s assets, including intellectual property, in which the Agent is granted senior secured lien.

Pursuant to the Loan Agreement, the Company is subject to certain financial covenants requiring the Company to (i) maintain at all times $2.5 million in unrestricted cash, (ii) achieve at least 75% of its trailing three-month projected revenue and (iii) achieve cash burn for the trailing six months of no more than the greater of 150% of its projected cash burn, or $2.0 million. The Loan Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes. The Loan Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, the Agent may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate the Lender’s commitments under the Loan Agreement and (ii) exercise any other right or remedy provided by contract or applicable law.

Pursuant to the Loan Agreement, the Lender also has the right to convert up to $3.0 million of the outstanding principal of Tranche 1 and up to $1.0 million of the outstanding principal of Tranche 2 into shares of Company common stock (the “Conversion Securities”) at a price per share equal to 120% of the exercise price of the Warrant (further discussed below) at any time while the Loans are outstanding, subject to certain terms and conditions, including ownership limitations.

In addition, subject to applicable law, the Lender may participate in certain equity financing transactions of the Company in an aggregate amount of up to $1.0 million on the same terms, conditions and pricing offered by the Company to other investors participating in such financing transaction (such right, the “Participation Right”). The Participation Right terminates upon the earlier of the Maturity Date and the repayment in full of all of the obligations under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan and Security Agreement and the Supplement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant

On the Closing Date and pursuant to the funding of Tranche 1 under the Loan Agreement, the Company issued to the Lender a warrant to purchase up to $1,312,500 worth of shares of the Company’s common stock (the “Warrant”). The Warrant expires on November 4, 2030 (the “Expiration Date”) and has an exercise price per share equal to the lesser of (i) $0.96 and (ii) the price per share of the Company’s next bona fide round of equity financing before June 30, 2026 for the purposes of raising capital. In addition, upon a change of control, the Lender is entitled to receive the shares of common stock underlying the Warrant without payment of the exercise price.

The Lender may exercise the Warrant at any time, or from time to time up to and including the Expiration Date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. The Lender may also exercise the Warrant on a cashless basis by receiving a net number of shares calculated pursuant to the formula set forth in the Warrant. The Warrant is subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits.

The Warrant was offered and sold by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the text of the Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2025, Myomo, Inc, (the "Company") announced its financial results for the third quarter ended September 30, 2025. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The offer and sale of the Conversion Securities, the Warrant and the shares of the Company’s common stock underlying the Warrant have not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

Item 9.01.

(d) Exhibits

Exhibit No.	Description

4.1	Warrant to Purchase Shares of Common Stock of Myomo, Inc. dated November 4, 2025, by and between Myomo, Inc. and Avenue Venture Opportunities Fund II L.P.
10.1	Loan and Security Agreement dated as of November 4, 2025 by and among Myomo, Inc., Avenue Capital Management II, L.P., and Avenue Venture Opportunities Fund II, L.P.
10.2*	Supplement to the Loan and Security Agreement dated as of November 4, 2025 by and among Myomo, Inc., Avenue Capital Management II, L.P., and Avenue Venture Opportunities Fund II, L.P.
99.1	Press release issued by Myomo, Inc. on November 10, 2025, furnished herewith.
104	The cover page from the Company’s Form 8-K dated November 10, 2025, formatted in Inline XBRL

* Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K under the Securities Act because they are both not material and are the type that the registrant treats as private or confidential. The registrant undertakes to furnish an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date:	November 10, 2025	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer